SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                ZYGO CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         -------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

         -------------------------------------------------------

     3)  Filing Party:

         -------------------------------------------------------

     4)  Date Filed:

         -------------------------------------------------------

                                ZYGO CORPORATION
                                LAUREL BROOK ROAD
                         MIDDLEFIELD, CONNECTICUT 06455


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                          TO BE HELD NOVEMBER 15, 2000

     The Annual Meeting of Stockholders of Zygo Corporation will be held at the Hotel Inter-Continental New York, 111 E. 48th Street, New York, New York on November 15, 2000, at 10:00 a.m. local time, for the following purposes:

          1. To elect nine directors for the ensuing year.

          2. To consider and act upon a proposal to approve the adoption of the Zygo Corporation Employee Stock Purchase Plan.

          3. To act upon any other matter that may properly come before the meeting or any adjournment thereof. Stockholders of record at the close of business on September 18, 2000 are entitled to notice of and to vote at the meeting.


                                       By Order of the Board of Directors
                                       PAUL JACOBS,
                                       Secretary

October 13, 2000
--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

--------------------------------------------------------------------------------

     Please fill in, date, sign, and return your proxy promptly in the enclosed stamped envelope whether or not you plan to be present at the meeting. You may still vote in person if you attend the meeting.

                       [THIS PAGE INTENTIALLY LEFT BLANK]

                                ZYGO CORPORATION
                                LAUREL BROOK ROAD
                         MIDDLEFIELD, CONNECTICUT 06455

                                 PROXY STATEMENT
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 15, 2000

PROXY SOLICITATION

     This Proxy Statement is furnished to the holders of Common Stock, par value $.10 per share (the "Common Stock"), of Zygo Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders to be held on November 15, 2000, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters that will come before the meeting.

     Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be mailed to stockholders on or about October 13, 2000, and will be solicited chiefly by mail; however, certain officers, directors, and employees of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram, or other personal contact. All solicitation expenses, including costs of preparing, assembling, and mailing proxy material, will be borne by the Company.

REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the Annual Meeting of Stockholders and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby "for" the election of each of the nominees for director as shown on the form of proxy, "for" approval of Proposal No. 2 as set forth herein and in the accompanying Notice of Annual Meeting of Stockholders, and in accordance with their best judgment on any other matters which may properly come before the meeting.

RECORD DATE AND VOTING RIGHTS

     Only stockholders of record at the close of business on September 18, 2000 are entitled to notice of and to vote at the Annual Meeting or any and all adjournments thereof. On September 18, 2000, there were 14,520,049 shares of Common Stock outstanding; each such share is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy, and entitled to vote, will constitute a quorum at the Annual Meeting.

                 PROPOSAL NO. 1--ELECTION OF BOARD OF DIRECTORS

     Nine directors (constituting the entire Board) are to be elected at the Annual Meeting. The enclosed proxy, unless otherwise specified, will be voted to elect as directors the nine nominees named below. Each director elected will hold office until the next Annual Meeting of Stockholders. The affirmative vote of a plurality of the shares of Common Stock voting in person or by proxy is required for the election of directors. Shares of Common Stock held by stockholders present in person at the Annual Meeting that are not voted for a nominee or shares held by stockholders represented at the Annual Meeting by proxy from which authority to vote for a nominee has been properly withheld (including broker non-votes) will not affect the election of the nominees receiving the plurality of votes.

     EACH PROXY RECEIVED WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED BELOW UNLESS OTHERWISE SPECIFIED IN THE PROXY.

     All nominees have consented to serve as directors. If a nominee should not be available for election as contemplated, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

                                                                                        COMMON STOCK DEEMED
                                                                                       BENEFICIALLY OWNED AT
                                                                                         JUNE 30, 2000(a)
                                                                                      -----------------------
                                  PRINCIPAL
                              OCCUPATION DURING
                               PAST FIVE YEARS                                         NUMBER         % OF
                              AND CERTAIN OTHER                        DIRECTOR         OF            COMMON
NAME                            DIRECTORSHIPS                 AGE       SINCE          SHARES         STOCK
----                    -------------------------             ---      --------        -------        -------
John Berg ............  President and Chief                   37        2000           532,984         3.7%
                        Technical Officer of Zygo
                        TeraOptix since May 2000,
                        President and Chief
                        Technical Officer of
                        Firefly Technologies from
                        1997 to 2000, and held
                        senior management and key
                        engineering positions at
                        Digital Papyrus
                        Corporation from 1995 to
                        1997.

Paul F. Forman .......  Chairman Emeritus as of               66        1970           407,530(b)      2.9%
                        November 1998; Chairman
                        of the Board from June
                        1970 to November 1998.

                                                                                       COMMON STOCK DEEMED
                                                                                      BENEFICIALLY OWNED AT
                                                                                        JUNE 30, 2000(a)
                                                                                     -----------------------
                                  PRINCIPAL
                              OCCUPATION DURING
                               PAST FIVE YEARS                                        NUMBER         % OF
                              AND CERTAIN OTHER                        DIRECTOR        OF            COMMON
NAME                            DIRECTORSHIPS                 AGE       SINCE        SHARES         STOCK
----                    -------------------------             ---      --------      -------        -------
R. Clark Harris ......  Partner of NorthEast                  63        2000           8,000(c)       0.1%
                        Ventures since June 1998;
                        from May 1995 to May 1998,
                        President of Uniphase
                        Telecommunication
                        Products; Director of New
                        Focus Inc.

Seymour E. Liebman ...  Executive Vice President              51        1993          78,000(d)       0.5%
                        and General Counsel of
                        Canon U.S.A., Inc. since
                        February 1996; from
                        January 1992 until January
                        1996, Senior Vice
                        President Finance and
                        General Counsel of Canon
                        U.S.A., Inc.; Director of
                        Energy Conversion Devices,
                        Inc.

Robert G. McKelvey ...  Chairman and President of             63        1983         142,370(e)       1.0%
                        George McKelvey Co., Inc.
                        (Investment Advisor and
                        Securities Broker-Dealer)
                        for more than the last
                        five years.

J. Bruce Robinson ....  President and Chief                   58        1999          22,044(f)       0.2%
                        Executive Officer of the
                        Company since November
                        1999, and as President of
                        the Company from February
                        1999 to November 1999; and
                        previously with The
                        Foxboro Company served as
                        President Worldwide
                        Operations from 1996 to
                        1998; and President of
                        Foxboro Europe from 1990
                        to 1996.


                                                                                       COMMON STOCK DEEMED
                                                                                      BENEFICIALLY OWNED AT
                                                                                        JUNE 30, 2000(a)
                                                                                     -----------------------
                                  PRINCIPAL
                              OCCUPATION DURING
                               PAST FIVE YEARS                                        NUMBER         % OF
                              AND CERTAIN OTHER                        DIRECTOR        OF            COMMON
NAME                            DIRECTORSHIPS                 AGE       SINCE        SHARES         STOCK
----                    -------------------------             ---      --------      -------        -------

Patrick Tan ..........  Vice President of Business            40        2000         336,363          2.4%
                        Operations of Zygo
                        TeraOptix since May 2000,
                        and previously with
                        Firefly Technologies as
                        Vice President of Business
                        Operations from 1997 to
                        2000. Held management and
                        engineering positions at
                        Quantum Corporation from
                        1994 to 1997.

Robert B. Taylor .....  Vice President and                    53        1988          65,500(g)       0.5%
                        Treasurer of Wesleyan
                        University for more than
                        the last five years;
                        Director of Citizens Bank
                        of Connecticut.

Carl A. Zanoni .......  Vice President, Technology            59        1970         550,650(h)       3.9%
                        of the Company since June
                        1998, and from April 1992
                        to June 1998, Vice
                        President of Research,
                        Development and
                        Engineering.

All directors and ....                                                             2,657,739(i)      18.0%
executive officers
as a group,
including those
named above (15
in all)

                          (Footnotes on following page)

----------

*    Less than 0.1 percent.

(a) The persons named and all directors and officers as a group in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except for shares which can be acquired by the exercise of stock options. The address for all named persons is c/o Zygo Corporation, Laurel Brook Road, Middlefield, Connecticut 06455.

(b) Includes options to purchase 3,000 shares of Common Stock, which are exercisable within 60 days.

(c) Consists of options to purchase 8,000 shares of Common Stock, which are exercisable within 60 days.

(d) Consists of options to purchase 78,000 shares of Common Stock, which are exercisable within 60 days. Does not include 1,210,410 shares owned by Canon Inc.

(e) Includes options to purchase 78,000 shares of Common Stock, which are exercisable within 60 days.

(f) Includes options to purchase 17,500 shares of Common Stock, which are exercisable within 60 days.

(g) Includes options to purchase 60,000 shares of Common Stock, which are exercisable within 60 days.

(h) Includes options to purchase 4,250 shares of Common Stock, which are exercisable within 60 days.

(i) Includes options to purchase 568,374 shares of Common Stock, which are exercisable within 60 days.

     Ten meetings of the Board of Directors were held in fiscal 2000.

     The Board of Directors has an Audit Committee, Compensation and Stock Option Committee, and Nominating Committee to assist it in the discharge of its responsibilities.

     The Audit Committee reviews the scope, plan, and results of the annual audit, any non-audit services provided by the independent public accountants, the procedures and policies with respect to internal accounting controls, and recommends the firm to be employed as independent auditors. Four meetings of the Audit Committee were held in fiscal 2000. Messrs. Forman, McKelvey, and Taylor presently are the members of the Audit Committee.

    The Compensation and Stock Option Committee determines or recommends the compensation of certain executive officers and key employees, is empowered to grant stock options to key employees and directors of the Company under the Company's Amended and Restated Non-Qualified Stock Option Plan (the "Non-Qualified Plan"'), and recommends to the Board amendments to existing employee benefit plans and adoption of any new benefit plans. Messrs. Harris, Liebman and McKelvey presently are the members of the Compensation and Stock Option Committee. The Compensation and Stock Option Committee met twice during fiscal 2000.

     The Nominating Committee considers candidates (and potential candidates) for the office of director of the Company, who are brought to its attention from whatever source, and recommends to the full Board the names of those persons, willing to serve, whom they believe it will be in the Company's overall best interest to have fill any available vacancy or vacancies. Stockholders who wish to propose director candidates for consideration by the Nominating Committee may do so by writing to the Company's Secretary, giving the candidate's name, biographical data and qualifications. Messrs. Robinson, Forman, and Liebman presently are the members of the Nominating Committee. The Nominating Committee had one meeting during fiscal 2000.

     Each director attended at least 80% of the total number of meetings held during fiscal 2000 of the Board and Committees on which he served, except for Messrs. Berg and Tan, who joined the Board of Directors in May 2000, at 11%.

     As originally adopted, effective March 11, 1997, each director who is not a full-time employee of, or consultant to the Company (a "Non-Employee Director") received a meeting fee of $1,500 per meeting attended, whether board or committee, in person or by telephone. Pursuant to the Zygo Corporation Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan"), each Non-Employee Director was granted an option to purchase 75,000 shares of Common Stock, vesting at 15,000 shares per year, exercisable at the fair market value of a share of Common Stock on the date of grant. The Non-Employee Director Plan further provided that an option to purchase 25,000 shares of Common Stock automatically was to be granted to each person who is subsequently elected to the Board of Directors (and, who is on such election, a Non-Employee Director) at the time of such election, and to each Non-Employee Director (including then existing Non-Employee Directors) on the fifth anniversary of the date on which an option was previously granted to that Non-Employee Director, provided that he has continuously served as a director of the Company through such fifth anniversary.

     Effective September 24, 1999, under the Company's Amended and Restated Non-Employee Director Stock Option Plan (the "Amended and Restated Director Plan"), each new Non-Employee Director (other than a person who was previously an employee of the Company or any of its subsidiaries) instead is granted an option to purchase 8,000 shares of Common Stock on his or her first day of service as a Non-Employee Director or, if such first day of service is at least nine months after the Company's last Annual Meeting, the date of the first Annual Meeting occurring after his or her first day of service. Each other Non-Employee Director (including individuals who may have been new Non-Employee Directors in prior years) is granted an option to purchase 3,000 shares of Common Stock on the date of each Annual Meeting during his or her service as a Non-Employee Director. The Amended and Restated Director Plan defines a Non-Employee Director as a director who is not also an employee of the Company or any of its subsidiaries and the term "Non-Employee Director" as used in this Proxy Statement has this meaning with respect to all references to Non-Employee Directors under the Amended and Restated Director Plan. All options will be exercisable at a per share exercise price equal to the fair market value of the Common Stock on the date of grant, will be fully exercisable on the date of grant and will have a ten year term. In addition, Non-Employee Directors receive $1,000 for each board meeting attended in person, $500 for each board meeting attended by telephone connection, and $500 for committee meetings attended. Each Non-Employee Director also is reimbursed for out-of-pocket expenses incurred as a result of attendance at a board or committee meeting.

     In addition, pursuant to the terms of a Services Agreement between Paul F. Forman and the Company (described later in this Proxy Statement), Mr. Forman was deemed not to be a Non-Employee Director for the period commencing July 1, 1994 and ending September 30, 1999. During that time, Mr. Forman received an annual retainer of $20,000 for his participation on the Board of Directors. Since September 30, 1999, Mr. Forman is deemed a Non-Employee Director and is retained occasionally by the Company for consulting on a per diem basis.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended June 30, 2000, the Compensation Committee consisted of Messrs. Seymour E. Liebman, Robert G. McKelvey, and Paul W. Murrill. As of June 30, 2000, the Compensation Committee consisted of Mr. Liebman and Mr. McKelvey. Mr. Murrill resigned from the Company's Board of Directors in May 2000. Mr. Liebman is the Executive Vice President and General Counsel of Canon U.S.A., Inc., an affiliate of Canon Inc. ( "Canon"). Canon Sales Co., Inc., a subsidiary of Canon, acts as an exclusive distributor of certain of the Company's products in Japan. Sales to Canon and Canon Sales Co., Inc. aggregated approximately $16,463,000 for fiscal 2000. Selling prices were based, generally, on the normal terms given to domestic distributors. In addition, the Company and Canon have entered into agreements providing for confidential exchanges of certain technology. See "Certain Relationships and Related Transactions" later in this Proxy Statement.

                             EXECUTIVE COMPENSATION


     The following table contains information concerning the cash compensation paid or to be paid by the Company, as well as certain other compensation paid or accrued, during the fiscal years indicated, to the Chief Executive Officer of the Company during the 2000 fiscal year and the other four most highly compensated executive officers of the Company ("named executives") whose cash compensation exceeded $100,000 for the year ended June 30, 2000 for services in all capacities to the Company.

                                                     SUMMARY COMPENSATION TABLE

                                                                                                                 LONG-TERM
                                                               ANNUAL COMPENSATION                          COMPENSATION AWARDS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     SECURITIES          ALL OTHER
NAME & PRINCIPAL POSITION              FISCAL                                    OTHER ANNUAL       UNDERLYING          COMPENSATION
HELD DURING FISCAL 2000                 YEAR        SALARY          BONUS      COMPENSATION(1)      OPTIONS/SARS         (2)(3)(4)
------------------------------------------------------------------------------------------------------------------------------------
Gary K. Willis (5)                      2000       $200,961         $ ---          $10,800              ---               $ 4,328
Chairman, Director                      1999       $255,769         $ ---          $10,800              ---               $19,925
                                        1998       $241,923         $ ---          $10,800             25,000             $26,239

J. Bruce Robinson (6)                   2000       $268,269         $ ---          $10,800             20,000             $43,448
President, Chief Executive              1999       $ 81,731         $ ---          $ 3,738             50,000             $55,112
Officer, Director                       1998       $   ---          $ ---          $  ---               ---               $  ---

Brian J. Monti (7)                      2000       $169,804         $ ---          $10,385             25,000             $66,228
Vice President, Worldwide               1999       $ ---            $ ---          $  ---               ---               $  ---
Sales and Marketing                     1998       $ ---            $ ---          $  ---               ---               $  ---

Robert A. Smythe                        2000       $155,700         $ ---          $10,800             5,000              $ 5,382
Vice President,                         1999       $134,615         $ ---          $10,800              ---               $ 1,011
Engineering                             1998       $126,635         $ ---          $10,800              ---               $14,798

Carl A. Zanoni                          2000       $207,308         $ ---          $10,800             20,000             $ 5,559
Vice President,                         1999       $195,192         $ ---          $10,800              ---               $13,833
Technology, Director                    1998       $189,712         $ ---          $10,800             15,000             $20,147

                                                                                                    (Footnotes on following page)

----------

(1)  Amounts paid as automobile allowance.

(2) Includes aggregate amounts of $2,600, $0, $0, $3,654, and $3,831 in fiscal 2000, $18,197, $0, $0, $8,283, and $12,105 in fiscal 1999, and $24,511, $0,
     $0, $13,300, and $18,419 in fiscal 1998, paid or contributed on behalf of Messrs. Willis, Robinson, Monti, Smythe, and Zanoni, respectively, under the Company's Defined Contribution Profit Sharing Plan. Contributions made under the profit sharing component of the Plan are determined annually by the Board of Directors, based on each employee's compensation, and vest at the rate of 20% per year of service to the Company. Employees are fully vested in contributions made in the discretion of the Company under the 401(k) component of the Plan.

(3)  Includes $1,728, $1,728, $1,728, $1,728, and $1,728 in fiscal 2000, $1,728,
     $1,728, $0, $1,728, and $1,728 in fiscal 1999, and $1,728, $0, $0, $1,498, and $1,728 in fiscal 1998 for Messrs. Willis, Robinson, Monti, Smythe, and Zanoni, respectively, representing the value of life insurance provided to the named executives.

(4) Includes relocation expenses of $41,720 and $64,500 for Messrs. Robinson and Monti, respectively, in fiscal 2000 and $53,384 in fiscal 1999 for Mr. Robinson.

(5) Mr. Willis resigned as Chief Executive Officer of the Company on November 17, 1999.

(6) Mr. Robinson became President of the Company on February 22, 1999 and Chief Executive Officer of the Company on November 17, 1999.

(7)  Mr. Monti became an officer of the Company on July 1, 1999.

                                    OPTION PLAN BENEFITS GRANTED DURING FISCAL 2000
                                                                                            Potential Realized Value
                                                                                             at Assumed Annual Rates
                                                                                                 of Stock Price
                                                                                             Appreciation for Option
                                            Individual Grants                                         Term
----------------------------------------------------------------------------------------------------------------------
                                 No. of       % of Total
                               Securities       Options
                               Underlying     Granted to     Exercise Price
                                Options      Employees in     or Base Price    Expiration
Name and Position             Granted (1)        2000         per Share (2)       Date          5%           10%
----------------------------------------------------------------------------------------------------------------------
Gary K. Willis                    ---             ---              ---            ---           ---          ---
Chairman of the Board

J. Bruce Robinson                20,000          11.1%           $ 9.50         8/18/09      $119,490     $  302,811
President, Chief Executive
Officer, Director

Brian J. Monti                   20,000          11.1%           $11.75         7/01/09      $147,790     $  374,529
Vice President, Worldwide         5,000           2.8%           $23.81         2/09/10      $ 74,879     $  189,759
Sales and Marketing

Robert A. Smythe                  5,000           2.8%           $ 9.50         8/18/09      $ 29,872     $   75,703
Vice President, Engineering

Carl A. Zanoni                    5,000           2.8%           $ 9.50         8/18/09      $ 29,872     $   75,703
Vice President, Technology,      15,000           8.3%           $43.94         6/01/10      $414,486     $1,050,388
Director

--------------

(1)  Options vest ratably over four years on the anniversary of the grant.

(2) The exercise price was equal to the market value of the underlying Common Stock on the day of the grant.

                    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
                                                    Numbers of Unexercised Options   Value of Unexercised In-the-Money
                                                           at June 30, 2000               Options at June 30, 2000
                                                    ------------------------------------------------------------------
                           Shares
                        Acquired on       Value
Name                      Exercise       Realized     Exercisable    Unexercisable      Exercisable      Unexercisable
----------------------------------------------------------------------------------------------------------------------
Gary K. Willis              ---           ---          227,500           7,500         $20,139,208        $  600,023

J. Bruce Robinson           ---           ---           12,500          57,500         $   999,163        $4,623,748

Brian J. Monti              ---           ---            ---            25,000         $   ---            $1,916,260

Robert A. Smythe             1,800      $   59,625      44,124           8,000         $ 3,910,421        $  646,574

Carl A. Zanoni             105,000      $3,869,820       1,500          24,500         $   120,005        $1,469,704

----------------------------------------------------------------------------------------------------------------------

                        COMMITTEE REPORT TO STOCKHOLDERS

     The report of the Compensation and Stock Option Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Compensation and Stock Option Committee is comprised of three non-employee directors. As members of the Compensation Committee, it is our responsibility to determine the most effective total executive compensation strategy based on the Company's business goals and consistent with stockholders' interests. Our specific duties entail reviewing the Company's compensation practices and determining or recommending compensation for certain executive officers and key employees.

COMPENSATION PHILOSOPHY

     The Company believes that a strong, explicit link should exist between executive compensation and the value delivered to stockholders. This belief has been adhered to by developing both short-term and long-term incentive pay programs which provide competitive compensation and mirror Company performance. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's strategy, to link executive and stockholder interests through equity-based plans and to provide a compensation package that recognizes individual contributions as well as overall business results.

     Pay Mix and Measurement. The Company's executive compensation is based on three components, base salary, short-term incentives, and long-term incentives, each of which is intended to serve the overall compensation philosophy. In awarding salary increases and bonuses, the Compensation and Stock Option Committee did not relate the various elements of corporate performance to each element of executive compensation. Rather, the Compensation and Stock Option Committee considered whether the compensation package as a whole adequately compensated each executive for the Company's performance and an executive's contribution to such performance.

     Base Salary. Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies. Annual salary adjustments are determined by evaluating overall Company performance and the performance of each executive officer taking into account new responsibilities. Individual performance ratings take into account such factors as achievement of the operating plan and attainment of specific individual objectives.

     Short-Term Incentives. At the start of each fiscal year, target levels of financial performance are established by senior management of the Company during the budgeting process and approved by the Board of Directors. An incentive award opportunity is established for each employee based on the employee's level of responsibility, potential contribution, the success of the Company, and competitive considerations.

     The employee's actual award is determined at the end of the fiscal year based on the Company's achievement of its pretax profit and revenue goals and an assessment of the employee's individual performance, including contributions in a number of specific areas, such as quality, customer satisfaction, innovation, and efficiency. All awards made to senior executives are approved by the Compensation and Stock Option Committee.

     Long-Term Incentives. Stock options are granted from time to time to reward key employees' contributions. The grant of options is based primarily on a key employee's potential contribution to the Company's growth and profitability. Options are granted at the prevailing market value of the Company's Common Stock and will only have value if the Company's stock price increases. Generally, grants of options vest in equal amounts over four years and the individual must continue to be employed by the Company for such options to vest.

FISCAL 2000 COMPENSATION TO CHIEF EXECUTIVE OFFICER

     The compensation of Mr. Robinson, the Chief Executive Officer of Zygo, has been determined and adjusted on the same basis as used for all executives as described above. During fiscal 2000, Mr. Robinson received salary payments totaling $268,269. Due to the Company's financial performance versus its targets in fiscal 2000, Mr. Robinson did not receive a bonus under Zygo's Management Incentive Plan in fiscal 2000.

     The Compensation and Stock Option Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate business goals and stockholder value. As performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The Compensation and Stock Option Committee believes that compensation levels during 2000 adequately reflect the Company's compensation goals and policies.

     In general, Section 162(m) of the Internal Revenue Code of 1986 imposes a $1 million limit on the amount of compensation the Company can deduct for a year with respect to each of the certain executive officers. For this purpose, certain performance based and other compensation is disregarded. The Compensation and Stock Option Committee is mindful of the deductibility limitation in making its compensation decisions. Nevertheless, there can be no assurance that compensation realized with respect to any particular stock option or other award will be fully deductible.


                                     COMPENSATION AND STOCK OPTION COMMITTEE
                                     R. Clark Harris
                                     Seymour E. Liebman
                                     Robert G. McKelvey

                                Performance Graph

     The Stock Price Performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The graph below compares cumulative total return of the Company's Common Stock with the cumulative total return of (i) the Nasdaq National Market--U.S. Index and (ii) a group of peer companies weighted to reflect differing market capitalizations. Companies in the peer group are ADE Corp., Cyberoptics Corp., KLA-Tencor Corp., Integral Vision, Inc., Nanometrics, Inc., Perceptron, Inc., and Robotic Vision Systems, Inc.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
          AMONG ZYGO CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                                AND A PEER GROUP


                   [GRAPHICAL REPRESENTATIVE OF TABLE BELOW]



                            6/95     6/96      6/97     6/98     6/99       6/00
                            ----     ----      ----     ----     ----       ----

ZYGO CORPORATION            100      194       273       132     102        807

PEER GROUP                  100      128       156       206     296        437

NASDAQ STOCK MARKET (U.S.)  100       79       124        69     137        278


* $100 INVESTED ON 06/30/95 IN STOCK OR INDEX--INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JUNE 30.

                       OTHER AGREEMENTS AND OTHER MATTERS

     Effective November 18, 1999, Mr. Willis' previous employment agreement, effective February 1992 and amended in 1993, 1994, and 1995 was terminated. A new employment agreement was entered into with Mr. Willis on November 18, 1999. Under the new agreement, Mr. Willis receives an annual base salary of $137,500, in the role of Chairman of the Board of Directors of the Company. The term of Mr. Willis' employment is three years, subject to automatic one-year renewal terms unless terminated by either party upon thirty (30) days prior written notice.

     The agreement provides for Mr. Willis to receive certain insurance and other benefits. For as long as Mr. Willis continues to render employment or consulting services to the Company and has not attained age 65, and to the extent permitted by the terms of the insurance policy of the insurer, the Company will continue in effect the existing life insurance policy in the amount of $600,000 and the existing key man life insurance policy in the amount of $1 million, both on the life of Mr. Willis. Upon the death of Mr. Willis, proceeds from the key man policy received by the Company, less all costs and expenses paid by the Company associated with this policy, and less a 5% annual rate of return on the capital outlay for this policy, will be paid to Mr. Willis' designated beneficiary. In addition, for so long as Mr. Willis continues to render consulting services to the Company and has not attained age 65, Mr. Willis is entitled to participate in the health insurance and short and long term disability plans, provided by the Company for its employees, to the extent permitted under the terms of the then existing plans and policies of plan providers.

     The employment agreements described above grant to Mr. Willis a severance package in the event the Company terminates his employment (other than for justifiable cause (as defined in each of the employment agreements), disability, or death) with the Company, or in the event Mr. Willis resigns within 90 days of a "Change in Control" of the Company. Under the package, Mr. Willis will be provided with (i) the greater of one year's base salary or the entire remaining amount of Mr. Willis salary through November 17, 2002 and (ii) the continuation, of all existing health insurance, dental coverage, key man life insurance, AD&D and long-term disability coverage then in effect at Mr. Willis expense, until he attains age 65 contingent upon Mr. Willis maintaining a consulting relationship with the Company during the applicable period.

     In January 1999, the Company entered into an employment agreement with Mr. Robinson. Under the employment agreement, Mr. Robinson receives an annual base salary of $250,000, or such higher amount as the Board may determine from time to time. The term of Mr. Robinson's employment under the employment agreement is one year, commencing February 22, 1999, subject to automatic one-year renewal terms unless terminated by either party upon thirty (30) days prior written notice. The employment agreement also provided for the grant to Mr. Robinson of a stock option to purchase 50,000 shares of the Company's Common Stock, at the market price on the date of grant, with 25% of the stock options vesting at the end of each of the first four years.

     Effective November 18, 1999, Mr. Robinson's employment agreement was amended to change Mr. Robinson's position to Chief Executive Officer and to increase his annual base salary to $275,000 (or such higher amount as the Board may determine from time to time).

     In July 1999, the Company entered into an employment agreement with Mr. Monti to fill the position of Vice President - Sales & Marketing. Under the agreement, Mr. Monti receives an annual base salary of $175,000 or such higher amount as the Board may determine from time to time. The term of Mr. Monti's agreement is one year and is subject to automatic one-year renewal terms unless terminated by either party upon thirty (30) days prior written notice. The employment agreement with Mr. Monti also provided for the grant to Mr. Monti of a stock option to purchase 20,000 shares of the Company's Common Stock, at the market price on the date of grant, with 25% of the stock options vesting at the end of each of the first four years.

     The employment agreements described above grant to Messrs. Robinson and Monti, a severance package in the event the Company terminates their employment (other than for justifiable cause (as defined in each of the employment agreements), disability, or death) with the Company. Under the package, Mr. Robinson would be provided his base salary from the time of his involuntary termination to 12 months thereafter. In addition, in the event Mr. Robinson resigns within 90 days of a "Change of Control", as defined therein, of the Company, the agreement generally provides for (i) the continued payment of his salary for a one-year period, and (ii) the continuation, for a period of the lesser of one year or until covered by another plan, of all existing health insurance, dental coverage, life insurance, AD&D and long-term disability coverage then in effect for Mr. Robinson. The severance coverage for Mr. Robinson additionally provides for the automatic vesting of options to purchase shares of the Company's Common Stock then held by Mr. Robinson.

     Mr. Monti's agreement provides for the continuation of his base salary for six months from the date of his involuntary termination. In the event his employment is terminated without justification and occurs after a "Change of Control", the agreement provides for the (i) continuation of existing health, dental and long term disability insurances, as well as AD&D coverage in effect at the time of termination for a period of the lesser of six months or until covered by another plan and (ii) continuation of Mr. Monti's salary for a period of six months after the date of termination.

     In connection with the Company's acquisition of Firefly Technologies, Inc. (now called Zygo TeraOptix, Inc. or "ZTO") in May 2000, ZTO entered into an employment agreement with, among others, each of John Berg and Patrick Tan, the President and Vice President, Business Operations, respectively, of ZTO. The employment agreements provide for a term of three years commencing May 5, 2000, subject to automatic one-year renewal terms unless terminated by either party upon sixty (60) days prior written notice. The employment agreements further provide for Mr. Berg and Mr. Tan to receive, among other things, an annual base salary of $200,000 and $175,000, respectively, or such higher amount as the President of the Company may determine from time to time, and one year's base salary as severance in the event his employment is terminated by the Company (other than for justifiable cause (as defined in each of the agreements), disability, or death) or by Mr. Berg or Mr. Tan, as applicable, for Good Reason (as defined in each of the agreements). The severance coverage for each of Messrs. Berg and Tan additionally provides for the automatic vesting of options to purchase shares of the Company's common stock then held by Mr. Berg or Mr. Tan, as applicable, in the event the employment is terminated by him for Good Reason.

     In August 1993, the Company entered into a Services Agreement with Paul F. Forman (the "Services Agreement") providing for the retention of Mr. Forman as an executive officer of the Company through the end of the 1994 fiscal year and thereafter as a consultant to the Company for an additional five years. Pursuant to this Services Agreement, Mr. Forman received salary payments of $148,271 for the year of employment and a one-time payment of $149,500 upon his termination from active employment, and received a $20,000 retainer for board service for each of the five years of his consultancy plus 80%, 60%, 40%, and 20% of his salary at June 30, 1994, for each of the first through fourth years of his consultancy, respectively. The Services Agreement further provided that all outstanding unvested options to purchase Common Stock from the Company to Mr. Forman vested effective at the conclusion of the fiscal year ended June 30, 1994 (options to purchase 20,475 shares of Common Stock). The Agreement was terminable (with all payment obligations thereunder terminating) by Mr. Forman, at any time, and by the Company upon the death or disability of Mr. Forman or for justifiable cause (as defined in the Services Agreement); except that if the Services Agreement terminated as a result of the death or disability of Mr. Forman, he (or his estate) would have been entitled to receive the lesser of twice his June 30, 1994, salary or the aggregate remaining compensation payments otherwise required to be made under the Services Agreement. In December 1996, the Company entered into an amendment to the Services Agreement with Mr. Forman, providing for the extension of the term of the existing Services Agreement until September 30, 1999, with Mr. Forman receiving annually for the last 15 months of the amended Services Agreement 20% of his salary at June 30, 1994 (in addition to the retainer previously provided for). Since September 30, 1999, Mr. Forman has continued to serve as a member of the Company's board of directors and occasionally been retained by the Company for consulting on a per diem basis.

     The Services Agreement, which contains certain restrictions on soliciting employees and others and is coexistent with a non-competition agreement between Mr. Forman and the Company, replaced the Confidentiality and Non-Competition Agreement, dated October 25, 1983, entered into between Mr. Forman and the Company. Pursuant to the Confidentiality and Non-Competition Agreement, upon the involuntary termination of his employment by the Company without cause, Mr. Forman was entitled to receive, for each of the five years from the termination of his employment, an amount equal to the highest annual compensation (salary plus bonus) received by him at any time during that termination year or any of the three years immediately preceding his termination, increasing each of the five years by 12% or, if greater, the consumer price index increase for that year.


      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they filed.

     Based upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 2000 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with on a timely basis, except that Messrs. Monti and Zanoni erroneously failed to file a Form 4 on a timely basis, which were subsequently made on a Form 5. In addition, the Non-Employee Directors erroneously failed to file on a timely basis the Form 5s reflecting the receipt of their annual stock option grant, which filing have since occurred.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     Canon Sales Co., Inc., a subsidiary of Canon, acts as a distributor of certain of the Company's products in Japan. (See "Compensation Committee Interlocks and Insider Participation" earlier in this Proxy Statement.)


                        PRINCIPAL AND OTHER STOCKHOLDERS

     The only stockholders who, as of June 30, 2000, have advised the Company that they beneficially own (because of sole or shared voting or investment power) more than 5% of the Company's outstanding Common Stock are set forth below. The following table also sets forth information regarding the beneficial ownership of the Company's Common Stock by each executive officer named in the Summary Compensation Table who is not otherwise listed as a nominee for election to the Company's Board of Directors under Proposal No. 1 above. All such beneficial owners have sole voting and investment power with respect to the shares of Common Stock shown as owned by them. Unless otherwise indicated, the address for the named persons is c/o Zygo Corporation, Laurel Brook Road, Middlefield, Connecticut 06455.

                                                                    PERCENT OF
NAME AND ADDRESS                             NUMBER OF SHARES      COMMON STOCK
----------------                             ----------------      ------------

Kopp Investment Advisors, Inc.                  2,853,989(1)           20.1%
6600 France Avenue South
Suite 672
Edina, Minnesota 55435

Canon Inc.                                      1,210,410               8.5%
Shinjuku Dai-Ichi Seimei Building
Tokyo 160, Japan

Gary K. Willis                                    414,000(2)            2.9%
Chairman

Brian Monti                                         5,000(3)             *
Vice President, Worldwide Sales
  and Marketing

Robert Smythe                                      47,458(4)            0.3%
Vice President, Engineering

----------

*    Less than 0.1 percent.

(1)  Information derived from Nasdaq-AmEx Online as of July 27, 2000.

(2) Includes options to purchase 230,000 shares of Common Stock, which are exercisable within 60 days.

(3) Consists of options to purchase 5,000 shares of Common Stock, which are exercisable within 60 days.

(4) Includes options to purchase 46,374 shares of Common Stock, which are exercisable within 60 days.

                PROPOSAL NO. 2 -- APPROVAL OF THE ADOPTION OF THE
                  ZYGO CORPORATION EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors of the Company has adopted, subject to stockholder approval at the Annual Meeting of Stockholders, the Zygo Corporation Employee Stock Purchase Plan (the "Purchase Plan"). The Board of Directors believes that the Purchase Plan will encourage broader stock ownership by employees who might not otherwise own Common Stock and who, as owners of Common Stock, will have a greater incentive to contribute to the profitability and long term growth of the Company.

SUMMARY OF PROVISIONS OF THE PURCHASE PLAN

     This summary of the Purchase Plan is qualified in its entirety by the provisions of the Purchase Plan, a copy of which is attached hereto as Appendix A.

     AVAILABLE SHARES. Subject to appropriate adjustment for stock splits and other capital changes, the Company may sell an aggregate of 500,000 shares of Common Stock under the Purchase Plan. Shares sold under the Purchase Plan may be authorized and unissued or shares held by the Company in its treasury. The Company may purchase shares for resale under the Purchase Plan.

     ELIGIBILITY. Any employee of the Company or of any present or future subsidiary corporation of the Company that is designated by the Compensation and Stock Option Committee as an eligible subsidiary under the Purchase Plan (including any officer or director who is also an employee) is eligible to participate in the Purchase Plan as long as the employee customarily works at least twenty hours per week and at least five months per year. No employee who owns or holds options to purchase, or who as a result of his or her participation in the Purchase Plan would own or hold options to purchase, 5% or more of the Company's Common Stock may participate in the Purchase Plan. It is not possible at this time to determine who may elect to participate in the Purchase Plan.

     PARTICIPATION IN THE PURCHASE PLAN. Participation in the Purchase Plan is completely voluntary. Unless changed by the Compensation and Stock Option Committee, each offering of Common Stock under the Purchase Plan will be for a period of six months, with a new offering commencing every six months. If the Purchase Plan is approved by the Company's stockholders, the first offering under the Purchase Plan will commence on January 1, 2001. Participation in the Purchase Plan is limited to eligible employees who authorize payroll deductions pursuant to the Purchase Plan. At present, such payroll deductions may not exceed 10% of an employee's base cash compensation. The amount of an employee's payroll deductions under the Purchase Plan will be credited to an unfunded, bookkeeping account maintained in the employee's name. Once an employee becomes a participant in the Purchase Plan, the employee will automatically participate in each successive offering until such time as the employee withdraws from the Purchase Plan or the employee's employment terminates.

     PURCHASE PRICE. The purchase price per share at which the shares of Common Stock are sold under the Purchase Plan generally will be equal to 85% of the lesser of the fair market value of the Common Stock on (a) the first day of the applicable offering period or (b) the last day of the offering period. The closing price of the Common Stock as reported on the Nasdaq National Market was $76.125 per share on October 2, 2000.

     PURCHASE OF SHARES. The number of shares of Common Stock a participant purchases in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation by the purchase price per share. Participants may not purchase shares of Common Stock having a fair market value exceeding $25,000 in any calendar year. For this purpose, the fair market value of Common Stock purchased in a given offering is determined as of the first day of that offering. Furthermore, a participant may not purchase more than 500 shares in a single offering, although this limit may be adjusted by the Compensation and Stock Option Committee from time to time.

     WITHDRAWAL FROM PARTICIPATION. An employee may elect to terminate his or her participation at any time during an offering period. An employee's participation will automatically terminate upon the termination for any reason of his or her employment with the Company and its participating subsidiaries. Upon termination of participation, payroll deductions will cease and the amount credited to the participant's account will be paid in cash to the participant (or the participant's beneficiary, in the event of his or her death). A participant who voluntarily withdraws from the Purchase Plan during an offering period may re-enroll for any subsequent offering period for which he or she is an eligible employee.

     ADMINISTRATION. The Purchase Plan will be administered by the Company's Compensation and Stock Option Committee or such other committee appointed by the Board of Directors from time to time. Subject to the provisions of the Purchase Plan, the Compensation and Stock Option Committee, acting in its sole and absolute discretion, will have full power and authority to construe, interpret and apply the terms of the Purchase Plan.

     AMENDMENT OR TERMINATION. The Board of Directors may amend or terminate the Purchase Plan at any time, subject to stockholder approval in the case of amendments increasing the number of shares of Common Stock which may be sold under the Purchase Plan, changing the class of corporations whose employees are eligible to participate in the Purchase Plan or otherwise requiring stockholder approval under applicable law.

FEDERAL INCOME TAX CONSEQUENCES

     The following summary is intended only as general guidance as to the United States federal income tax consequences under current law of participation in the Purchase Plan, and does not attempt to describe all potential tax consequences. Tax consequences are complex and subject to change, and a taxpayer's particular situation may be such that some variation from the described rules is applicable. Participants should consult their own tax advisors prior to the disposition of any shares of Common Stock acquired pursuant to the Purchase Plan.

     The Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Amounts withheld from an employee's pay under the Purchase Plan constitute ordinary income as if such amounts had been paid outright to the employee. No income is recognized by an employee upon the purchase of shares at the end of an offering period.

     A participant may recognize ordinary income upon a sale or other disposition of shares acquired under the Purchase Plan. In general, if the sale or other disposition of shares acquired under the Purchase Plan occurs more than two years after the beginning of the offering period in which the shares were acquired, then gain recognized will be treated as ordinary income in an amount up to the lesser of (a) the excess of the fair market value of the shares at the time of sale or other disposition over the purchase price, or (b) 15% of the fair market value of the shares on the first day of the applicable offering period. The balance of the gain, if any, will be treated as long-term capital gain.

     If the sale or other disposition occurs within said two-year period (a "disqualifying disposition"), then the employee will recognize ordinary income equal to the amount by which the fair market value of the Common Stock on the date the shares were purchased exceeds the purchase price. The amount of the ordinary income will be added to the employee's basis for the shares in determining the capital gain or loss recognized on the sale or other disposition.

     The Company will be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as result of the disposition. In all other cases, no deduction is allowed to the Company.

     The Purchase Plan is not qualified, nor is it intended to be qualified, under Section 401(a) of the Code.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of the Purchase Plan. Shares of Common Stock held by stockholders present in person at the Annual Meeting that are not voted for approval of the Purchase Plan or shares held by stockholders represented at the Annual Meeting by proxy from which authority to vote for the Purchase Plan has been properly withheld (including broker non-votes) will not be counted toward the majority required for approval.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL THEREOF.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG LLP ("KPMG") has been selected as the Company's independent auditors for fiscal 2000. A representative of KPMG is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and to be available to respond to appropriate questions.


                              STOCKHOLDER PROPOSALS

     All stockholder proposals which are intended to be presented at the 2001 Annual Meeting of Stockholders of the Company must be received by the Company no later than June 15, 2001 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting.


                     OTHER MATTERS COMING BEFORE THE MEETING

     As of the date of this Proxy Statement, the Board of Directors does not know of any matters to be presented to the meeting other than the matters set forth in the attached Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion.

                                      By Order of the Board of Directors
                                      Paul Jacobs,
                                      Secretary


                                                                October 13, 2000

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                                       23

                                    APENDIX A


                                ZYGO CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

     1. PURPOSE. The purpose of the Zygo Corporation Employee Stock Purchase Plan is to provide Eligible Employees of the Company and its Subsidiaries with a means to acquire shares of Common Stock through payroll deductions. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code and shall be interpreted and construed accordingly.

     2. DEFINITIONS. For purposes of the Plan, the following terms have the following meanings:

          (a) "ACCOUNT" shall mean the book keeping account established in the name of each Participant to reflect the payroll deductions made on behalf of the Participant.

          (b) "BOARD" shall mean the Board of Directors of the Company.

          (c) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          (d) "COMMITTEE" shall mean the committee appointed to administer the Plan in accordance with Section 4 or, if no such committee is duly constituted or appointed, the Board.

          (e) "COMMON STOCK" shall mean the Company's common stock, par value $0.10

          (f) "COMPANY" shall mean Zygo Corporation, a Delaware corporation, and any successor thereto.

          (g) "COMPENSATION" shall mean the base compensation paid by the Company or a Subsidiary to a Participant which is required to be reported as wages on the Participant's Form W-2, including such additional amounts which are not includible in gross income by reason of Sections 125, 402(e)(3) or 402(h)(1)(B) of the Code, and excluding any bonuses, overtime pay, severance, sick leave, expense and relocation allowances, gains from the exercise of stock options and other irregular payments (except commissions).

          (h) "EMPLOYEE" shall mean any person on the active employment payroll of the Company or any of its Subsidiaries. Any person classified by the Company or any of its Subsidiaries at the time services are provided as an independent contractor or consultant shall not be eligible to participate in the Plan during the period which he or she is so classified even if later retroactively reclassified as an Employee during all or any part of such period pursuant to applicable law or otherwise.

          (i) "ELIGIBLE EMPLOYEE" shall mean, with respect to an Offering Period, any Employee on the Enrollment Date who satisfies each of the following criteria:

               (1) the Employee does not immediately after the grant, directly or indirectly, own stock (as defined by the Code) and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a "parent corporation" or Subsidiary of the Company;

               (2) the Employee's customary employment is for twenty (20) hours or more per week or such lesser number of hours established by the Committee on a uniform and nondiscriminatory basis; and

               (3) the Employee customarily works a minimum of five (5) months per year, or such lesser number of months established by the Committee on a uniform and nondiscriminatory basis.

If the Committee permits any Eligible Employee of a Subsidiary to participate in the Plan during an Offering Period, then all Eligible Employees of that Subsidiary shall also be permitted to participate in the Plan during such Offering Period.


          (j) "ENROLLMENT DATE" shall mean the first day of an Offering Period.

          (k) "EXERCISE DATE" shall mean the last day of an Offering Period.

          (l) "FAIR MARKET VALUE" for purposes of the Plan, unless otherwise required by the Code, shall mean, as of any date, the closing sale price per share of Common Stock as published by the principal national securities exchange on which the Common Stock is traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the close of trading on such date, or if shares of the Common Stock are not listed on a national securities exchange on such date, the last reported trading price or, if none, the average of the bid and asked prices in the over-the-counter market at the close of trading on such date. If there is no such reported price for the Common Stock for the date in question due to the applicable stock market not being open for trading, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

          (m) "OFFERING PERIOD" shall mean the six (6) month period commencing on January 1, 2001 or such other date as established by the Committee, and each successive six (6) month period thereafter. To the extent permitted under Section 423 of the Code, the Committee shall have the power to change the duration of future Offering Periods and the commencement dates thereof.

          (n) "PARTICIPANT" shall mean any Eligible Employee for whom an Account is maintained under the Plan.

          (o) "PURCHASE PRICE" shall mean, subject to adjustment pursuant to
     Section 10 hereof, eighty-five percent (85%) of the lesser of the Fair Market Value of a share of Common Stock on (i) the Enrollment Date or (ii) the Exercise Date.

          (p) "PLAN" shall mean this Zygo Corporation Employee Stock Purchase Plan, as amended from time to time.

          (q) "SUBSIDIARY" shall mean any "subsidiary corporation" of the Company (within the meaning of Section 424(f) of the Code) that is designated by the Committee as an eligible Subsidiary under the Plan from time to time.

     3. AVAILABLE SHARES. Subject to adjustment as provided in Section 10, the maximum number of shares of Common Stock that may be sold under the Plan shall not exceed 500,000 shares. Such shares may be either authorized and unissued or held by the Company in its treasury. The Committee may cause the Company to purchase previously issued and outstanding shares of Common Stock in order to enable the Company to satisfy its obligations hereunder. Subject to adjustment pursuant to Section 10 or as otherwise determined by the Committee prior to the commencement of any Offering Period, the maximum number of shares of Common Stock a Participant may purchase during any Offering Period shall not exceed 500 shares.

     4. ADMINISTRATION. The Plan shall be administered by the Company's Compensation and Stock Option Committee or such other committee appointed by the Board from time to time. Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, shall have full power and authority to interpret the provisions of the Plan, to change the time covered by an Offering Period, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by written consent. The decision of the Committee, including questions of construction, interpretation and administration, shall be final, binding and conclusive on all persons. The Company shall indemnify and hold harmless each member of the Committee and any employee or director of the Company or of a Subsidiary who provides assistance or performs services in connection with the administration or interpretation of the Plan against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or wilful misconduct.

     5. ELIGIBILITY AND ENROLLMENT. An Eligible Employee shall become a Participant on the first Enrollment Date occurring on or after his or her satisfaction of the Plan's eligibility requirements and completion of a

Plan enrollment form authorizing payroll deductions. Such enrollment form must be filed with the Company prior to the applicable Offering Period and during the enrollment period established by the Company. Payroll deductions for a Participant shall commence with the first payroll and shall end with the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant in accordance with the provisions hereof. Notwithstanding any provisions of the Plan to the contrary, to the extent required by applicable law, no Participant may be granted the right to purchase Common Stock under the Plan if and to the extent that the Participant's right to purchase stock under all employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or a Subsidiary would accrue at a rate which exceeds $25,000 in Fair Market Value (determined at the time of grant) in accordance with the Code for each calendar year in which such right is outstanding.

     6. PAYROLL DEDUCTION. At the time a Participant enrolls in the Plan, he or she must elect the amount to be deducted from each paycheck during the Offering Period(s) covered by the election, provided that (i) unless otherwise determined by the Committee with respect to future Offering Periods, no more than ten percent (10%) of a Participant's Compensation may be withheld under the Plan on any pay date, and (ii) the Committee, acting in its discretion and in a uniform and nondiscriminatory manner, may establish a minimum required amount or percentage of Compensation which must be withheld during an Offering Period. All payroll deductions made for a Participant shall be credited to the Participant's Account. Interest shall not accrue on any amounts credited to a Participant's Account. The rate of a Participant's contribution, once established, shall remain in effect for all subsequent Offering Periods unless changed by the Participant in writing at such time and in such manner as the Committee may prescribe.

     7. PURCHASE OF SHARES. On each Exercise Date, the amount credited to a Participant's Account shall be used to purchase a whole number of shares of Common Stock, the number of which will be determined by dividing the amount credited to the Participant's Account by the Purchase Price per share. Any amount remaining in the Participant's Account shall be credited to the Participant's Account as of the beginning of the next Offering Period. If the total number of shares of Common Stock to be purchased as of an Exercise Date, when aggregated with shares of Common Stock previously purchased under the Plan, exceeds the number of shares then authorized under the Plan, a pro-rata allocation of the available shares shall be made among the Participants based upon the amounts in their respective Accounts as of the Exercise Date.

     8. DISCONTINUANCE OR WITHDRAWAL; WITHHOLDING CHANGES.

        (a) DISCONTINUANCE OR WITHDRAWAL. At any time during an Offering Period, a Participant may notify the Company that he or she wishes to discontinue contributions under the Plan. This notice shall be in writing and shall become effective as soon as practicable following its receipt by the Company. A Participant may elect to withdraw all, but not less than all, of the amount of his or her Account at any time during an Offering Period, except on the Exercise Date with respect to that Offering Period. If a withdrawal is made during an Offering Period, no further contributions shall be permitted during that Offering Period by the withdrawing Participant.


        (b) WITHHOLDING CHANGES. At any time during an Offering Period, a Participant may increase or decrease the rate of his or her payroll deductions by completing or filing with the Company a new enrollment form authorizing a change in payroll deduction rate. The Committee may, in its discretion, limit the number of payroll deduction rate changes during any Offering Period. The change in rate shall be effective as soon as practicable following the Company's receipt of the new enrollment form.

        (c) TERMINATION OF EMPLOYMENT. Any Participant whose employment with the Company and its Subsidiaries is terminated for any reason before an Exercise Date shall thereupon cease being a Participant. The total amount credited to the Participant's Account during the Offering Period shall be returned to the Participant or, in the case of a deceased Participant, to the Participant's beneficiary, as soon as practicable after the Participant's termination of employment.

     9. RIGHTS AS A STOCKHOLDER. No shares of Common Stock shall be issued under the Plan until full payment therefor has been made. A Participant shall have no rights as a stockholder with respect to any shares until the date a stock certificate (or its equivalent) for such shares is issued to him or her. Except as otherwise specifically provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate (or its equivalent) is issued.

     10. CAPITAL CHANGES; REORGANIZATION; SALE.

        (a) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The aggregate number and class of shares of Common Stock which may be sold under the Plan and purchased by a Participant, as well as the number and class of shares of Common Stock and the price per share covered by each right outstanding under the Plan which has not yet been exercised, shall be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of a stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization.

        (b) CASH, STOCK OR OTHER PROPERTY FOR STOCK. Except as otherwise provided in this Section, in the event of an Exchange Transaction (as defined below), each Participant shall be permitted to purchase Common Stock with the balance of his or her Account immediately prior to such Exchange Transaction, and any amount credited to a Participant's Account which is not used to purchase Common Stock before the Exchange Transaction shall be distributed to the Participant. Notwithstanding the preceding sentence, (i) if, as part of the Exchange Transaction, the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock (whether or not such Exchange Stock is the sole consideration), and if the Board, in its sole discretion, so directs, then the rights of all Participants to purchase shares of Common Stock shall be converted into rights to purchase shares of Exchange Stock on an economically equivalent basis; and (ii) the Board, acting in its discretion, may suspend operation of the Plan as of any date that occurs after a contract is made which, if consummated, would result in an Exchange Transaction and before the Exchange Transaction is consummated.

        (c) DEFINITION OF EXCHANGE TRANSACTION. For purposes hereof, the term "Exchange Transaction" shall mean a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company), liquidation of the Company or any other similar transaction or event so designated by the Board in its sole discretion, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock.

        (d) DETERMINATION OF COMMITTEE TO BE FINAL. All adjustments under this
Section 10 shall be made by the Committee, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

     11. AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan at any time; provided, however, that, except as otherwise provided in Section 10 hereof, any amendment which increases the aggregate number of shares of Common Stock which may be issued under the Plan, modifies the corporations or class of corporations whose employees are offered options under the Plan or otherwise requires stockholder approval under applicable law shall be subject to the approval of the Company's stockholders.

     12. TRANSFERABILITY. The rights of a Participant to purchase Common Stock under the Plan are not assignable or transferable and may only be exercised during the Participant's lifetime by the Participant. A Participant may file a written designation of a beneficiary who is to receive the amount credited to the Participant's Account in the event of the Participant's death during an Offering Period. A Participant's beneficiary designation may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a validly designated beneficiary who is living at the time of the Participant's death, the Participant's estate shall be deemed to be his or her designated beneficiary.

     13. NO RIGHTS CONFERRED. Nothing contained in the Plan shall be deemed to give any individual any right to be retained in the employ of the Company and its Subsidiaries or to interfere with the right of the Company and its Subsidiaries to discharge him or her at any time.

     14. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     15. LEGAL REQUIREMENTS. The Committee may impose such other conditions with respect to the purchase of Common Stock hereunder, including, without limitation, any conditions relating to the application of federal or state securities laws and/or any exchange or listing requirements as it may deem necessary or advisable.

     16. GOVERNING LAW. The Plan shall be governed by the laws of the State of Delaware, without regard to its principles of conflicts of law.

     17. DECISIONS AND DETERMINATIONS. Any decision or determination made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee are final, binding and conclusive.

     18. EFFECTIVE DATE. The Plan shall become effective as of the date of its adoption by the Board, subject to approval by the Company's stockholders within twelve (12) months thereafter.

                                ZYGO CORPORATION

                ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 15, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mr. J. Bruce Robinson and Mr. Michael J. Auth as Proxies, and each of them acting singly, with power of substitution to each, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Zygo Corporation held of record by the undersigned on September 18, 2000, at the Annual Meeting of Stockholders to be held on November 15, 2000, at 10:00am, or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL THE NOMINEES LISTED IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please mark, sign, date, and return this proxy card promptly using the enclosed envelope.

|_| I PLAN TO ATTEND THE MEETING TO BE HELD AT THE HOTEL INTER-CONTINENTAL NEW
    YORK, 111 EAST 48TH STREET, NEW YORK, NEW YORK ON NOVEMBER 15, 2000.

(continued and to be dated and signed on the reverse side)


PROPOSAL NO. 1  Election of Directors: The nine nominees are John Berg, Paul F.
                Forman, R. Clark Harris, Seymour E. Liebman, Robert G. McKelvey,
                J. Bruce Robinson, Patrick Tan, Robert B. Taylor, and
                Carl A. Zanoni.

|_| For all listed    |_| Withhold authority        |_| For all nominees, except
    nominees              for all listed nominees       withholding for the
                                                        following nominees
                                                        (strike names from
                                                        the list above)

PROPOSAL NO. 2 Proposal to approve the adoption of the Zygo Corporation Employee
               Stock Purchase Plan.

                     |_|  For          |_| Against      |_| Abstain


                                        Please sign exactly as name appears
                                        hereon. All joint owners should sign.
                                        When signing as attorney, executor,
                                        administrator, trustee, guardian, or
                                        custodian for a minor, please give full
                                        title as such. If a corporation, please
                                        sign full corporate name and indicate
                                        the signer's office. If a partnership,
                                        please sign in partnership name by
                                        authorized person.


                                        Date: __________________________________


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